Form 10-K, Exhibit 13
period 2004-09-30
CRUSADE MANAGEMENT LTD GLOBAL TRUST NUMBER 2 OF 2001
filed 2004-12-15
CIK 1286863

EXHIBIT 13.1


                               Noteholders Report
                        Crusade Global Trust No.2 of 2001
           Aggregate Totals For Fiscal Year 1 Oct 2003 to 30 Sept 2004


Notes
-----
                 ---------------------------------------------------------------
                 FV Outstanding (USD)     Bond Factor as at    Coupon Rate as at
                 as at Sept 30, 2004        Sept 30, 2004        Sept 30, 2004
--------------------------------------------------------------------------------
Class A Notes          245,962,306.77            30.745288%             1.72500%
--------------------------------------------------------------------------------
                 FV Outstanding (AUD)     Bond Factor as at    Coupon Rate as at
                 as at Sept 30, 2004         Sept 30, 2004        Sept 30, 2004
--------------------------------------------------------------------------------
Class B Notes           37,550,000.00           100.000000%             5.9622%
--------------------------------------------------------------------------------
Class C Notes            3,235,000.00           100.000000%             6.1822%
--------------------------------------------------------------------------------


Notes
-----
                    ------------------------------------------------------------
                    Interest Payments        Principal
                          (USD)           Distribution (USD)   Charge Offs (USD)
--------------------------------------------------------------------------------
Class A Notes            4,592,412.80         135,621,479.17                0.00
--------------------------------------------------------------------------------
                    Interest Payments        Principal
                          (AUD)           Distribution (AUD)   Charge Offs (AUD)
--------------------------------------------------------------------------------
Class B Notes             2,181,454.08                  0.00                0.00
--------------------------------------------------------------------------------
Class C Notes               195,033.69                  0.00                0.00
--------------------------------------------------------------------------------


Principal Collections Information in AUD
----------------------------------------

Scheduled Principal Payments                                      21,797,654.59
Unscheduled Principal Payments                                   254,001,150.73
Redraws                                                           21,825,997.88

Principal Collections                                            253,972,807.44


Total Available Principal in AUD
--------------------------------

Principal Collections                                            253,972,807.44
Principal Charge Offs                                                      0.00
Principal Draw                                                             0.00

Total Available Principal                                        253,972,807.44

Principal Distributed                                            253,972,807.44
Principal Retained                                                         0.00


Total Available Funds in AUD
----------------------------

Available Income                                                  47,468,658.28
Principal Draw                                                             0.00
Liquidity Draw                                                             0.00

Total Available Funds                                             47,468,658.28


Redraw & Liquidity Facilities in AUD
------------------------------------

Redraw Shortfall                                                           0.00
Redraw Carryover Charge Offs                                               0.00

Liquidity Draw                                                             0.00
Liquidity Shortfall                                                        0.00